Registration No. 333-

                                                                   Exhibit 25(c)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    _________

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                   of a Trustee Pursuant to Section 305(b)(2)


                             UMB BANK & TRUST, N.A.
               (Exact name of trustee as specified in its charter)

            U.S. National Bank                                 43-1745664
    (Jurisdiction of incorporation or                       (I.R.S. Employer
 organization if not a U.S. national bank)                 Identification No.)

             2 South Broadway, Suite 435, St. Louis, Missouri 63102
               (Address of principal executive offices) (Zip Code)

                  Robert A. Clasquin, Assistant Vice President
             2 South Broadway, Suite 435, St. Louis, Missouri 63102
                                 (314) 612-8483
            (Name, address and telephone number of agent for service)


                      THE EMPIRE DISTRICT ELECTRIC COMPANY
               (Exact name of obligor as specified in its charter)

                 KANSAS                                    44-0236370
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                                602 Joplin Street
                             Joplin, Missouri 64801
                                 (417) 625-5100
               (Address of principal executive offices) (Zip Code)


                              FIRST MORTGAGE BONDS
                                 ___% Series due
                         (Title of indenture securities)

                                     GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

          Comptroller of the Currency of the United Sates, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers. Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee or of its parent, UMB Bank, N.A.


Item 3. through Item 15. Not applicable.

Item 16. List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     1. A copy of the articles of association of the trustee as now in effect.

     A copy of the articles of association of the trustee, as now in effect, is attached hereto as Exhibit 1 and made a part hereof.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

     A copy of the certificate of the Comptroller of the Currency authorizing the trustee to commence the business of banking as a national banking association is attached hereto as Exhibit 2 and made a part hereof.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

     A copy of the certificate of the Comptroller of the Currency dated September 15, 1995 authorizing the trustee to exercise corporate trust powers is attached hereto as Exhibit 3 and made a part hereof.

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

     A copy of the existing amended and restated by-laws of the trustee is attached hereto as Exhibit 4 and made a part hereof.

     5. A copy of each indenture referred to in Item 4. if the obligor is in default.

     Not applicable.

     6. The consents of United States institutional trustees required by Section 321(b) of the Act.

     The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                    SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, UMB Bank & Trust, N.A., a national banking association existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Louis and the State of Missouri, on the 4th day of October, 2005.


                                  UMB BANK & TRUST, N.A.


                                  By:  /s/ Robert A. Clasquin
                                       ---------------------------------
                                  NAME:  Robert A. Clasquin
                                  TITLE:   Vice President

                                    EXHIBIT 1


                             ARTICLES OF ASSOCIATION
                                       OF
                STATE STREET BANK AND TRUST COMPANY OF MISSOURI,
                              NATIONAL ASSOCIATION

     For the purpose of organizing an Association to carry on the business of a limited purpose trust company under the laws of the United States, the undersigned do enter into the following Articles of Association:

     FIRST. The title of this Association shall be State Street Bank and Trust Company of Missouri, National Association.

     SECOND. The Main Office of the Association shall be in the City of Kansas City, County of Jackson, State of Missouri. The business of the Association will be limited to the operations of a national trust company and to support activities incidental thereto. The Association will not expand or alter its business beyond that stated in this Article Second without the prior approval of the Comptroller of the Currency.

     THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each Director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this Association or a minimum par, market value or equity interest of $1,000 of stock in the bank holding company controlling this Association.

     Any vacancy in the Board of Directors may be filled by action of the Board of Directors; provided, however, that a majority of the full Board of Directors may not increase the number of Directors to a number which: (1) exceeds by more than two the number of Directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of Directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

     Terms of Directors, including Directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which Directors are elected, unless the Directors resign or are removed from office. Despite the expiration of a Director's term, the Director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of Directors and his or her position is eliminated.


     FOURTH. There shall be an annual meeting of the shareholders to elect Directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place as the Board of Directors may designate, on the day of each year specified therefore in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

     Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of this Association entitled to vote for election of Directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of this Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of Directors; provided, however, that if less than 21 days notice of the meeting is given to the shareholders, such nominations shall be mailed or delivered to the president of this Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: the name and address of each proposed nominee; the principal occupation of each proposed nominee; the total number of shares of capital stock of this Association that will be voted for each proposed nominee; the name and residence address of the notifying shareholder; and the number of shares of capital stock of this Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the chairperson of the meeting, and upon his or her instructions, the vote tellers may disregard all votes cast for each such nominee.

     FIFTH. The authorized amount of capital stock of this Association shall be 1,000,000 shares of common stock of the par value of one dollar ($1) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

     Transfers of the Association's capital stock are subject to the prior approval of a federal depository institution regulatory agency. If no other agency approval is required, the Comptroller of the Currency's approval shall be obtained prior to the transfers. In such cases where the Comptroller of the Currency approval is required, the Comptroller of the Currency will apply the definitions and standards set forth in the Change in Bank Control Act and the Comptroller of the Currency's implementing regulation (12 U.S.C. 1817(j) and 12 C.F.R. 5.50) to ownership changes in the Association.

     This Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairperson of the Board, unless the Board appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

     The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to the officers and employees; to dismiss officers and employees; to require bonds from officers and employees and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all By-laws that it may be lawful for the Board of Directors to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

     SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Kansas City, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders.

     EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

     NINTH. The Board of Directors of this Association, or any shareholder owning, in the aggregate, not less than ten percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

     TENTH. This Association shall to the fullest extent legally permissible indemnify each person who is or was a director, officer, employee or other agent of this Association and each person who is or was serving at the request of this Association as a director, trustee, officer, employee or other agent of another organization or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of this Association who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the National Trust Company) or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, shall be paid from time to time by this Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

     As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the National Trust Company, after notice that it involves such indemnification, (a) by a vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or

(d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such director, officer, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of this Association. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director", "officer", "employee", "agent", and "trustee", include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened. By action of the board of directors, notwithstanding any interest of the directors in such action, this Association may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of this Association, or is or was serving at the request of this Association as a director, trustee, officer, employee or other agent of another organization or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not this Association would have the power to indemnify him against such liability.

     Nothing contained in this Article Tenth shall be construed to (i) allow the indemnification of or insurance coverage for a director, trustee, officer, employee or agent of this Association against expenses, penalties or other payments incurred in an administrative action instituted by an appropriate bank regulatory agency which results in a final order assessing civil money penalties or requires the payments of money to the Association, or (ii) exceed the provisions of Massachusetts General Laws, chapter 156B, section 67, as in effect from time to time.

     ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

     TWELFTH. This Association may be a partner in any business or enterprise which this Association would have power to conduct by itself.

     IN WITNESS WHEREOF, we have hereunto set our hands this 27th day of April, 1995.


                                      /s/ MARSHALL N. CARTER
                                      ----------------------
                                          Marshall N. Carter

                                      /s/ DAVID A. SPINA
                                      ----------------------
                                          David A. Spina

                                      /s/ A. EDWARD ALLINSON
                                      ----------------------
                                          A. Edward Allinson

                                      /s/ RONALD E. LOGUE
                                      ----------------------
                                          Ronald E. Logue

                                      /s/ JOHN R. TOWERS
                                      ----------------------
                                          John R. Towers

                                    EXHIBIT 2


             [COMPTROLLER OF THE CURRENCY TREASURY DEPARTMENT LOGO]

                                Washington, D.C.


     WHEREAS, satisfactory evidence has been presented to the Comptroller of the Currency that STATE STREET BANK AND TRUST COMPANY OF MISSOURI, NATIONAL ASSOCIATION located in KANSAS CITY State of MISSOURI has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;

     NOW, THEREFORE, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.


                         IN TESTIMONY WHEREOF, witness my signature and seal of office this FIFTEENTH day of SEPTEMBER 1995.

                         /s/ DAVID A. BOMGAARS
                         -----------------------------------------
                         District Administrator
                         Comptroller of the Currency


                               Charter No. 22874

                                    EXHIBIT 3


[LOGO]

Comptroller of the Currency
Administrator of National Banks
Northeastern District
1114 Avenue of the Americas, Suite 3900
New York, New York 10036


                                  TRUST PERMIT

WHEREAS, STATE STREET BANK AND TRUST COMPANY OF MISSOURI, NATIONAL

ASSOCIATION, located in KANSAS CITY, state of MISSOURI, being a National

Banking Association, organized under the statutes of the United States,

has made application for authority to act as fiduciary;


AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;


NOW THEREFORE, I hereby certify that the said association is authorized to act in all fiduciary capacities permitted by such statutes.


IN TESTIMONY WHEREOF, witness my signature and seal of Office this 15TH day of

SEPTEMBER, 1995.


CHARTER NO. 22874


                                        /s/ DAVID A. BOMGAARS
                                        ---------------------------------
                                            David A. Bomgaars
                                            District Administrator


**OCC SEAL**

                                    EXHIBIT 4

                     UMB BANK & TRUST, NATIONAL ASSOCIATION

                                     BYLAWS


                                    ARTICLE I

                            Meetings of Shareholders

Section 1.1 - Where Held. All meetings of shareholders of this association shall be held at its main banking house in Kansas City, Jackson County, Missouri, or at such other place as the board of directors may from time to time designate.

Section 1.2 - Annual Meeting. The annual meeting of shareholders shall be held at 11 o'clock in the forenoon, or at such other time as shall be stated in the notice thereof, on the third Wednesday of January in each year or, if that day be a legal holiday, on the next succeeding banking day, for the purpose of electing a board of directors and transacting such other business as may properly come before the meeting.

Section 1.3 - Special Meetings. Except as otherwise provided by law, special meetings of shareholders may be called for any purpose, at any time, by the board of directors or by any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the outstanding stock in the association.

Section 1.4 - Notice of Meetings. Written notice of the time, place, and purpose of any meeting of shareholders shall be given to each shareholder (a) by delivering a copy thereof in person to the shareholder, or (b) by depositing a copy thereof in the U.S. mails, postage prepaid, addressed to the shareholder at his address appearing on the books of the association, in either case at least ten (10) and no more than sixty (60) days prior to the date fixed for the meeting. So long as the association is a wholly-owned subsidiary, the sole shareholder may waive notice of any shareholder meeting.

Section 1.5 - Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association.

Section 1.6 - Adjournment. Any meeting of shareholders may, by majority vote of the shares represented at such meeting, in person or by proxy, though less than a quorum, be adjourned from day to day or from time to time, not exceeding, in the case of elections of directors, sixty (60) days from such adjournment, without further notice, until a quorum shall attend or the business thereof shall be completed. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.7 - Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C. not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)  The name and address of each proposed nominee.

(2)  The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

(4)  The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

                                   ARTICLE II

                                    Directors

Section 2.1 - Board of Directors. The board shall manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by said board. It may not delegate responsibility for its duties to others, but may assign the authority and responsibility for various functions to such directors, committees and officers or other employees as it shall see fit.

Section 2.2 - Number and Qualifications. The board of directors shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number, within such limits, to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any meeting thereof. No person who has attained the age of seventy (70) shall be eligible for election to the board of directors unless such person is actively engaged in business at the time of his election, but any person not so disqualified at the time of his election as a director shall be entitled to serve until the end of his term. All directors shall hold office for one (1) year and until their successors are elected and qualified.

Section 2.3 - Advisory Directors. The board of directors may appoint advisory directors, chosen from former directors of the association or such other persons as the board shall select. The advisory directors shall meet with the board at all regular and special meetings of the board and may participate in such meetings but shall have no vote. They shall perform such other advisory functions and shall render such services as may from time to time be directed by the board.

Section 2.4 - Vacancies. In case of vacancy occurring on the board through death, resignation, disqualification, removal, disability or any other cause, such vacancy may be filled at any regular or special meeting of the board by vote of a majority of the surviving or remaining directors then in office. Any director elected to fill a vacancy shall hold office for the unexpired term of the director whose place was vacated and until the election and qualification of his successor.

Section 2.5 - Organization Meeting. Following the annual meeting of shareholders, the corporate secretary shall notify the directors elect of their election and of the time and place of the next regular meeting of the board, at which the new board will be organized and the members of the board will take the oath required by law, after which the board will appoint committees and the executive officers of the association, and transact such other business as may properly come before the meeting; provided, however, that if the organization meeting of the board shall be held immediately following the annual meeting of shareholders, no notice thereof shall be required except an announcement thereof at the meeting of shareholders.

Section 2.6 - Regular Meetings. The regular meetings of the board of directors shall be held, without notice except as provided for the organization meeting, on the __ day of each January, April, July and October, at the main banking house in Kansas City, Jackson County, Missouri. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking day, unless the board shall designate some other day. A regular monthly meeting of the board may, by action of the board at its preceding meeting, be postponed to a later day in the same month.

Section 2.7 - Special Meetings. Special meetings of the board may be called by the corporate secretary on direction of the president or of the chairman of the board, or at the request of three (3) or more directors. Each member of the board shall be given notice, by telegram, letter, or in person, stating the time, place and purpose of such meeting.

Section 2.8 - Waiver of Notice of Special Meetings. If a director has actual notice of a special meeting, a written waiver of the required formal notice may take the place of the required notice.

Section 2.9 - Quorum. Except when otherwise provided by law, a majority of the directors shall constitute a quorum for the transaction of business at any meeting, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies as provided in Section 2.4 above.

Section 2.10 - Voting. A majority of the directors present and voting at any meeting of the board shall decide each matter considered. A director may not vote by proxy.

Section 2.11 - Compensation of Directors. The compensation to be paid the directors of the association for their services shall be determined from time to time by the board.

Section 2.12 - Participation in Meetings by Telephone Conference Call. A director or others may participate in a regular meeting, by means of a telephone conference call in which all of the parties may hear and speak to each other. Conference telephone calls may be utilized for special meetings of the directors and the telephone participants shall count for purposes of determining a quorum.

Section 2.13 - Actions by Unanimous Consent. For good cause and in the exercise of good business judgment, the directors may act by unanimous written consent between regular board meetings, including emergency situations.

                                   ARTICLE III

                        Committees Appointed by the board

Section 3.1 - Standing Committees. The standing committees of this association shall be the Management Committee, and the Trust Policy Committee. The members of the standing committees shall be appointed annually by the board of directors at its organization meeting, or, on notice, at any subsequent meeting of the board, to serve until their respective successors shall have been appointed. The president and the chairman of the board shall be, ex officio, members of all standing committees. Each standing committee shall keep minutes of its meetings, showing the action taken on all matters considered. A report of all action so taken shall be made to the board, and a copy of such minutes shall be available for examination by members of the board. Provisions of the articles and bylaws governing place of meetings, notice of meeting, quorum and voting requirements of the board of directors, apply to committees and their members as well.

Section 3.2 - Management Committee. The Management Committee shall consist of such executive officers of the association as shall be designated by the board. One of the members of the committee shall be designated by the board as chairman. The committee may adopt policies (not inconsistent with policies and delegations of authority prescribed by these bylaws or by the board) with respect to the executive and administrative functions of the association, and in general, it shall coordinate the performance of such functions in and among the various departments of the association, assisting and advising the executive officers or department heads upon matters referred to it by such officers or department heads. When the board is not in session, the committee shall have the authority to exercise all powers of the board that may be lawfully delegated and shall report its actions under this delegation of authority to the board at its next meeting. The committee shall make reports and recommendations to the board upon such policies or other matters as it deems advisable or as may be referred to it by the board, and shall have such other powers and duties as may be delegated or assigned to it by the board from time to time. The secretary of the committee may be designated by the board, or, in default thereof, by the committee, and may but need not be a member thereof.

Section 3.3 - Reserved.

Section 3.4  - Reserved.

Section 3.5 - Reserved.

Section 3.6 - Trust Policy Committee. The Trust Policy Committee shall consist of such directors and officers of the association as shall be designated by the board of directors. Such committee shall have and exercise such of the bank's fiduciary powers as may be assigned to it by the board, with power to further assign, subject to its control, the exercise of such powers to other committees, officers and employees. The action of the Trust Policy Committee shall, at all times, be subject to control by the board.

Section 3.7 - Reserved.

Section 3.8 - Reserved.

Section 3.9 - Other Committees. The board may appoint, from time to time, from its own members or from officers of the association, or both, other committees of one or more persons for such purposes and with such powers as the board may determine. However, a committee may not: (1) authorize distributions of assets or dividends (2) approve action required to be approved by shareholders (3) fill vacancies on the board of directors or any of its committees (4) amend articles of association (5) adopt, amend or repeal bylaws and (6) authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Section 3.10 - Compensation of Committee Members. The board shall determine the compensation to be paid to each member of any committee appointed by it for services on such committee, but no such compensation shall be paid to any committee member who shall at the time be receiving a salary from the association as an officer thereof.

                                   ARTICLE IV

                             Officers and Employees

Section 4.1 - Chairman of the Board. The board of directors shall appoint one of its members (who may, but need not, be president of the association) as chairman of the board. He shall preside at all meeting of the board of directors. The chairman of the board shall have general executive powers and such further powers and duties as from time to time may be conferred upon, or assigned to, him by the board of directors. He shall be, ex officio, a member of all standing committees except the Bank Examining Committee and the Trust Auditing Committee.

Section 4.2 - President. The board of directors shall appoint one of its members to be the president of this association. The president shall be the chief executive officer of the association, except as the board of directors may otherwise provide. The president shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining to bylaws, regulation, practice of these bylaws to such office. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the board of directors. In the absence of the chairman, the president shall preside at any meeting of the board. He shall be, ex officio, a member of all standing committees except the Bank Examining Committee and the Trust Auditing Committee.

Section 4.3 - Chairman of the Management Committee. The board of directors may appoint a chairman of the Management Committee, who shall have general executive powers and shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the board of directors.

Section 4.4 - Vice Presidents. The board of directors may appoint one or more vice presidents (including divisional executive vice presidents, executive vice presidents, senior vice presidents and assistant vice presidents). Each vice president shall have such powers and duties as may be assigned to him by the board and may be given such descriptive or functional titles as the board may designate.

Section 4.5 - Trust Officers. The board of directors shall appoint one or more trust officers. Each trust officer shall have such powers and duties as may be assigned to him by the board of directors in accordance with the provisions of
Article V. The trust officers may be given such descriptive or functional titles as the board may designate.

Section 4.6 - Corporate Secretary. The board of directors shall appoint a corporate secretary. The corporate secretary shall be responsible for the minutes book of the association, in which he shall maintain and preserve the organization papers of the association, the articles of association, the bylaws, minutes of regular and special meetings of the shareholders and of the board of directors, and reports by officers and committees of the association to the shareholders and to the board of directors. He shall attend all meetings of the shareholders and of the board of directors and shall act as the clerk of such meetings and shall prepare and sign the minutes of such meetings. He shall have custody of the corporate seal of the association and of the stock transfer books, except as given to other officers to act as transfer agent and registrar of the association's capital stock, and of such other documents and records as the board of directors shall entrust to him. The secretary shall give such notice of meetings of the shareholders and of the board of directors as is required by law, the articles of the association and the bylaws. In addition, he shall perform such other duties as may be assigned to him from time to time by the board of directors. The assistant secretaries shall render the corporate secretary such assistance as he shall require in the performance of his office. During his absence or inability to act, the assistant secretaries shall be vested with the powers and perform the duties of the corporate secretary.

Section 4.7 - Cashier. The board of directors may appoint a cashier. He shall have such powers and shall perform such duties as may be assigned to him by resolution of the board of directors.

Section 4.8 - Other Officers. The board of directors may appoint such other officers and attorneys-in-fact as from time to time may appear to the board of directors to be required or desirable to transact the business of the association. The power to appoint such additional officers may be delegated to the chairman of the board or the president, or to such other executive officer or officers as the board may designate, but the power to appoint any assistant secretary may not be so delegated. Any officer and attorney-in-fact appointed as herein provided shall exercise such powers and perform such duties as pertain to his office or as may be conferred upon or assigned to him by the board of directors of by the officer authorized to make such appointment.

Section 4.9 - Tenure of Office. The chairman of the board, president and all other officers shall hold office for the current year for which board of directors was elected, unless any of them shall resign, become disqualified or be removed, and any vacancy occurring in the office of the chairman of the board or president shall be filled promptly by the board of directors. All other officers of the association shall serve at the pleasure of the board of directors.

Section 4.10 - Compensation of Officers. The compensation of the officers of the association shall be fixed and may be altered, from time to time, by the board of directors or, in the case of officers appointed by another officer, as authorized by Section 4.8 of this article, by the officer or officers making such appointment, subject to the supervisory control of, and in accordance with the policies established by, the board.

Section 4.11 - Combining Offices. The board of directors, in its discretion, may combine two or more offices and direct that they be filled by the same individual, except that the office of corporate secretary shall not be combined with that of the chairman of the board or of the president.

Section 4.12 - Succession. During the absence of the chairman of the board, or such other officer designated as chief executive officer, all of the duties pertaining to his office under these Bylaws and the resolutions of the board of directors shall, subject to the supervisory control of the board, devolve upon, and be performed by, the officers, successively, who are next in the order of authority as established by the board of directors from time to time, or, in the absence of an order of authority so established, in the order of chairman of the board, president and chairman of the Management Committee as may be applicable in the particular case.

Section 4.13 - Clerks and Agents. Any one of the chairman of the board, president or chairman of the Management Committee, or any officer of the association authorized by them, may appoint and dismiss all or any clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

                                    ARTICLE V

                         Administration of Trust Powers

Section 5.1 - Trust Department Organization. There shall be a Trust Department of the association which shall perform the fiduciary responsibilities of the association.

Section 5.2 - Management of Department. The board of directors shall be responsible for the management and administration of the Trust Department, but it may assign or delegate such of its powers and authority to the Trust Policy Committee and to such other committees and officers of the association as it may deem advisable.

Section 5.3 - Department Heads. The board of directors shall designate one of the Trust Officers as the chief executive of the Trust Department. His duties shall be to manage, supervise and direct all fiduciary activities, subject to such supervision as may be vested in the Trust Policy and other committees. He shall do, or cause to be done, all things necessary or proper in carrying on the fiduciary business of the association in accordance with provisions of law, applicable regulations and policies established by authority of the board. He shall act pursuant to opinions of counsel where such opinion is deemed necessary. He shall be responsible for all assets and documents held by the association in connection with fiduciary matters, in such department, except as otherwise provided in this Article V.

Section 5.4 - Trust Department Files. There shall be maintained files containing all fiduciary records necessary to assure that it fiduciary responsibilities have been properly undertaken and discharged.

Section 5.5 - Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and governing law. Where such instrument does not specify the character and class of investments to be made and does not vest in the association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under the laws of the State of Missouri and the decisions of its courts.

                                   ARTICLE VI

                          Stock and Stock Certificates

Section 6.1 - Transfers. Shares of the capital stock of the association shall be transferable only on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded.

Section 6.2 - Stock Certificates. Certificates of stock shall bear the signatures of (i) the chairman of the board, the president or any vice president, and (ii) the secretary, cashier, any assistant secretary, or any other officer appointed by the board of directors for that purpose; and the seal of the association shall be impressed, engraved, or printed thereon. Such signatures may be manual or engraved, printed or otherwise impressed by facsimile process; but if both of the required signatures are by facsimile then such certificates shall be manually countersigned by the person or persons thereunto authorized by the board of directors. Certificates bearing the facsimile signature of an authorized officer may be validly issued even though the person so named shall have ceased to hold such office at the time of issuance. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association upon the surrender of such certificate properly endorsed.

Section 6.3 - Closing Transfer Books or Fixing Record Date. The board of directors shall have power to close the transfer books of the association for a period not exceeding thirty (30) days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date of allotment of rights, or the date when any change or conversion of exchange of shares shall go into effect; provided, however, that in lieu of closing the said transfer books, the board of directors may fix, in advance, a date, not exceeding thirty
(30) days preceding the date of any such event, as record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting (and any adjournment thereof), or entitled to receive payment of any such dividend or allotment of such rights, or to exercise rights in respect of any such change, conversion or exchange of shares, and in such case, only such shareholders as shall be shareholders of record at the close of business on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting (and any adjournment thereof), or to receive payment of such dividend or allotment of such rights, or to exercise such rights, as the case may be.

                                   ARTICLE VII

                                 Corporate Seal

Section 7.1 - Authority to Affix. The president, the corporate secretary, the cashier, and any assistant secretary or other officer designated by the board of directors, shall have authority to affix the corporate seal on any document requiring such seal, and to attest the same. The seal shall be substantially in the following form:

                                  ARTICLE VIII

                                 Indemnification

Section 8.1 - Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (which shall be deemed to include any employee benefit plan of the corporation or any other corporation) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement

(which shall include any excise taxes assessed against a person with respect to an employee benefit plan) actually and reasonably incurred by him in connection with such action, suit or proceeding so long as the results of an investigation of the matter as described in Section 4 includes a finding that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or the participants or beneficiaries of any employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in an action by or in the right of the corporation no indemnification shall be made in respect of any judgments, fines and amounts paid in settlement and provided further that in such an action there shall be no indemnification for any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that a court of competent jurisdiction so orders.

Section 8.2 - The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 8.3 - Any person who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above, shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 8.4 - Except as provided in Section 3, indemnification of anyone under
Section 1, unless ordered by a court, shall be made by the corporation only as authorized in each case upon a determination that it is proper because the director, officer or employee has met the applicable standard of conduct set forth. Such a determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 8.5 - Notwithstanding anything herein to the contrary, no director, officer or employee shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the bank.

Section 8.6 - If authorized by the board of directors, the corporation may advance the costs and expenses incurred in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it is ultimately determined that he is not entitled to indemnification.

Section 8.7 - The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability for which it may indemnify such people under the terms of this Article.

Section 8.8 - The indemnification provided for directors, officers or employees of the corporation shall not be deemed exclusive of any other rights to which those officers, directors or employees may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer or employee of the corporation and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8.9 - To the extent that the indemnification provided for herein in any manner exceeds that permitted by applicable laws or regulations, the events covered and the amounts of indemnification provided for herein shall be reduced to the maximum permitted by such laws or regulations.

                                   ARTICLE IX

                            Miscellaneous Provisions

Section 9.1 - Fiscal Year. The fiscal year of the association shall be the calendar year.

Section 9.2 - Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairman of the board, the president, any vice president, or the cashier; and, if in connection with the exercise of fiduciary powers of the association, by any of said officers or by any authorized officer of the Trust Department. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the association in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this Section are supplementary to any other provisions of these bylaws.

Section 9.3 - Records. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, cashier or other officer appointed to act as secretary of the meeting.

                                    ARTICLE X

                                     Bylaws

Section 10.1 - Inspection. A copy of the bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the association and shall be open for inspection to all shareholders during banking hours.

Section 10.2 - Amendments. The bylaws may be amended, altered or repealed by vote of a majority of the entire board of directors at any meeting of the board. No amendment may be made unless the bylaws, as amended, are consistent with the requirements of the laws of the United States and with the provisions of the articles of the association.

                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by THE EMPIRE DISTRICT ELECTRIC COMPANY of its FIRST MORTGAGE BONDS, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   UMB BANK & TRUST, N.A.


                                   By:  /s/ Robert A. Clasquin
                                        --------------------------------
                                   NAME:  Robert A. Clasquin
                                   TITLE:  Vice President


Dated: October 4, 2005

                                    EXHIBIT 7


                             UMB Bank & Trust, N.A.
                       Consolidated Statement of Condition
                               As of September 30




         Assets                                                               2005               2004
                                                                        ------------------ -----------------

             Cash and Due from Bank                                                    $0                $0

             Total Investment Securities                                                0                 0

             Total Premises and Equipment                                               0                 0

             Accrued Income Receivable                                                  0                 0

             Other Assets                                                       3,000,000         3,000,000

             Goodwill Net
                                                                        ------------------ -----------------

         Total Assets                                                          $3,000,000       $ 3,000,000
                                                                        ------------------ -----------------

         Liabilities

             Accrued Tax and Other                                                      0                 0

             Unearned Revenue                                                           0                 0
                                                                        ------------------ -----------------

         Total Liabilities                                                           $  0              $  0
                                                                        ------------------ -----------------

         Stockholders Equity

             Common Stock                                                       1,000,000         1,000,000

             Paid In Surplus                                                    2,000,000         2,000,000

             Retained Earnings                                                          0                 0
                                                                        ------------------ -----------------

         Total Stockholders Equity                                             $3,000,000        $3,000,000
                                                                        ------------------ -----------------

         Total Liabilities and Stockholders Equity                             $3,000,000        $3,000,000
                                                                        ================== =================

